                                                                  Exhibit 9(qq)

                            THE BNY HAMILTON FUNDS

          FOURTH AMENDED AND RESTATED RULE 18F-3 MULTIPLE CLASS PLAN

   WHEREAS, BNY Hamilton Funds, Inc. (the "Corporation") is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

   WHEREAS, shares of beneficial interest of the Corporation are currently divided into a number of separate series as set forth on Schedule A hereto (the "Funds");

   WHEREAS, the Corporation desires to offer multiple classes of shares pursuant to Rule 18f-3 under the 1940 Act ("Rule 18f-3");

   WHEREAS, Rule 18f-3 requires that the Directors of the Corporation adopt a written plan setting forth (1) the specific arrangement for shareholder services and the distribution of securities for each class, (2) the allocation of expenses for each class and (3) any related conversion features or exchange privileges;

   WHEREAS, the Board of Directors of the Corporation (the "Directors") adopted a written plan pursuant to Rule 18f-3 under the 1940 Act on January 22, 1997 (the "Original Plan"); amended the Original Plan on April 30, 1999, August 11, 1999, February 9, 2000, November 14, 2001, February 13, 2002 and May 22, 2002;
amended and restated the Original Plan on February 12, 2003 (the "First Amended and Restated Plan"); amended and restated the First Amended and Restated Plan on November 12, 2003 (the "Second Amended and Restated Plan"); amended the Second Amended and Restated Plan on November 3, 2004 and January 3, 2005; amended and restated the Second Amended and Restated Plan on September 21, 2005 (effective November 15, 2005) (the "Third Amended and Restated Plan"); and amended the Third Amended and Restated Plan on September 20, 2006 (effective September 30, 2006);

   WHEREAS, the Directors desire to further amend and restate the Third Amended and Restated Plan in order to designate certain classes of shares for two new series of the Corporation, the BNY Hamilton Tax-Exempt Money Fund series and the BNY Hamilton Global Real Estate Securities Fund series, as set forth on Schedule A hereto and to make certain other revisions; and

   WHEREAS, the Directors of the Corporation, including a majority of the Directors who are not "interested persons" of the Corporation (as defined in the 1940 Act) (the "Independent Directors"), have determined that the Plan, as proposed, is in the best interests of each class of shares of the Corporation individually and the Corporation as a whole.

   NOW, THEREFORE, the Corporation hereby adopts, on behalf of the Funds, the following Fourth Amended and Restated Multiple Class Plan, in accordance with Rule 18f-3 on the following terms and conditions:

1. Features of the Classes.

   The Company has designated for each Fund certain separate classes of shares as set forth on Schedule A hereto (each, a "Class"). Each Class is subject to such investment minimums and other conditions of eligibility as are set forth in the Corporation's prospectuses and statements of additional information as from time to time are in effect (together, the "Prospectus").

   Shares of each Class of a Fund shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each Class shall have a different designation; (b) each Class shall have a different arrangement for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement; (c) each Class shall bear any Class Expenses, as defined in Section 3 below; (d) each Class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that Class; and (e) each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class. In addition, Hamilton Shares, Agency Shares, Premier Shares, Classic Shares, Retail Shares, Class A Shares, Class C Shares and Investor Shares shall have the applicable features described in Sections 2 and 4 below. The Company has not adopted any servicing or distribution plans with respect to the Institutional Shares of the Funds, and the Institutional Shares shall not pay any fees for shareholder services or distribution services (each as defined in Section 2(c) below). In addition, the Institutional Shares are not offered with an initial or contingent deferred sales charge.

2. Shareholder Service and Distribution Plans.

   (a) Hamilton Shares. Hamilton Shares of each of the Money Market Funds (as defined in Schedule A hereto), except the BNY Hamilton New York Tax-Exempt Money Fund, shall pay a fee for shareholder services (as defined in paragraph
(c) below) in such amount as is disclosed in the Prospectus. Such fee shall be paid to certain institutions ("Shareholder Organizations") that provide shareholder services to their customers who are beneficial owners of Hamilton Shares. Hamilton Shares of the Money Market Funds shall not pay any fee for distribution services (as defined in paragraph (c) below).

   (b) Agency Shares, Premier Shares, Classic Shares and Retail Shares. Agency Shares, Premier Shares, Classic Shares and Retail Shares of a Money Market Fund (as defined in Schedule A hereto) shall pay a fee for shareholder services in such amount as is disclosed in the Prospectus. Such fee shall be paid to Shareholder Organizations that provide shareholder services to their customers who are beneficial owners of Agency Shares, Premier Shares, Classic Shares or Retail Shares, as applicable. Agency Shares and Premier Shares of the Money Market Funds shall not pay any fee for distribution services. Classic Shares and Retail Shares of the Money Market Funds shall pay a fee for distribution services in such amount as is disclosed in the Prospectus. See paragraph (c) below for a description of those distribution services.

   (c) Shareholder Services; Distribution Services.

      (i) As used herein, the term "shareholder services" means shareholder support services and other related services and administrative assistance. Shareholder support services include: (a) answering shareholder inquiries (whether through telephone, correspondence, electronic or other means) regarding account status and history, the manner in which purchases and redemptions of Fund shares may be effected, and certain other matters pertaining to the Funds; (b) providing shareholders with information through electronic means; (c) assisting shareholders in completing application forms, designating and changing dividend options, account designations and addresses; (d) arranging for, or assisting shareholders with respect to, the wiring of funds to and from shareholder accounts in connection with shareholder orders to purchase, redeem or exchange shares; (e) verifying shareholder requests for changes to account information; (f) handling correspondence from shareholders about their accounts; (g) assisting in establishing and maintaining shareholder accounts; and (h) providing other shareholder services as the Fund or a shareholder may reasonably request, to the extent permitted by applicable law.

      Other related services and administrative assistance include:
   (a) aggregating and processing purchase and redemption orders for shares;
   (b) providing shareholders with periodic account statements showing their purchases, sales, and positions in the applicable Fund; (c) processing dividend payments for the applicable Fund; (d) providing sub-accounting services to the Fund for shares held for the benefit of shareholders;
   (e) forwarding communications from the Funds to shareholders, including proxy statements and proxy solicitation materials, shareholder reports, dividend and tax notices, and updated prospectuses and statements of additional information; (f) receiving, tabulating and transmitting proxies executed by Fund shareholders; (g) facilitating the transmission and receipt of funds in connection with shareholder orders to purchase, redeem or exchange shares; (h) developing and maintaining facilities to enable transmission of share transactions by electronic and non-electronic means;
   (i) providing support and related services to financial intermediaries in order to facilitate their processing of orders and communications with shareholders; (j) providing transmission and other functionalities for shares included in investment, retirement, asset allocation, cash management or sweep programs or similar programs or services; and (k) developing and maintaining check writing functionality.

      (ii) As used herein, the term "distribution services" shall include services rendered by the Fund's distributor, broker-dealers and other financial institutions in connection with the distribution of the Retail Shares and Classic Shares of each of the Money Market Funds, the Class A Shares and Class C Shares of each of the Equity

   Funds, the Fixed Income Funds, the Tax-Exempt Funds and the Enhanced Income Fund (each, as defined in Schedule A hereto) and the Investor Shares of the Index Funds (as defined in Schedule A hereto). Such services may include, but are not limited to, fees paid to broker-dealers, printing costs, advertising costs, telemarketing costs, costs of distributing materials borne by the distributor in connection with sales or selling efforts on behalf of the Retail Shares and Classic Shares of each of the Money Market Funds, the Class A Shares and Class C Shares of each of the Equity Funds, the Fixed Income Funds, the Tax-Exempt Funds and the Enhanced Income Fund, and the Investor Shares of the Index Funds, and costs associated with implementing and operating their respective Rule 12b-1 plans.

3. Allocation of Income and Expenses.

   (a) Daily Dividend Funds. Funds that declare distributions of net investment income daily and that maintain the same net asset value per share in each Class ("Daily Dividend Funds") will allocate gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) to each Class on the basis of relative net assets (settled shares). "Relative net assets (settled shares)", for this purpose, are net assets valued in accordance with generally accepted accounting principles but excluding the value of subscriptions receivable, in relation to the net assets of the particular Daily Dividend Fund. Expenses to be so allocated also include expenses of the Corporation that are allocated to a Fund and are not attributable to a particular Fund or Class of a Fund ("Corporation Expenses") and expenses of the particular Fund that are not attributable to a particular Class of the Fund ("Fund Expenses"). Corporation Expenses include, but are not limited to, Directors' fees, insurance costs and certain legal fees. Fund Expenses include, but are not limited to, certain registration fees, advisory fees, custodial fees and other expenses relating to the management of the Fund's assets.

   (b) Non-Daily Dividend Funds. The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) of each Fund, other than the Daily Dividend Funds, shall be allocated to each Class on the basis of its net asset value relative to the net asset value of the Fund. Expenses to be so allocated also include Corporation Expenses and Fund Expenses.

   (c) Class Expenses. Expenses attributable to a particular Class ("Class Expenses") shall be limited to: (i) payments made pursuant to a Rule 12b-1 plan ("12b-1 Plan Fee"); (ii) transfer agent fees attributable to a specific Class;
(iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific Class; (iv) Blue Sky registration fees incurred by a Class; (v) the expense of administrative personnel and services to support the shareholders of a specific Class; (vi) litigation or other legal expenses relating solely to one Class; and (vii) Directors' fees incurred as a result of issues relating to one Class. Expenses in category (i) above must be allocated to the Class for which such expenses are incurred. All other "Class Expenses" listed in categories (ii) through (vii) above may be allocated to a Class, but only if the President and Chief Financial Officer have determined, and the Board has approved or ratified, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended (the "Code").

   Therefore, expenses of a Fund shall be apportioned to each Class of shares depending on the nature of the expense item. Corporation Expenses and Fund Expenses will be allocated among the Classes of shares based on their relative net asset values in relation to the net asset value of the Corporation. Approved Class Expenses shall be allocated to the particular Class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a Class, it shall be charged to a Fund for allocation among Classes, as determined by the Board of Directors. Any additional Class Expenses not specifically identified above which are subsequently identified and determined to be properly allocated to one Class of shares shall not be so allocated until approved by the Directors in light of the requirements of the 1940 Act and the Code.

4. Specific Arrangements for Class A and Class C.

   The following arrangements shall be in effect with respect to the Class A and Class C Shares of each of the Equity Funds, the Fixed Income Funds, the Tax-Exempt Funds and the Enhanced Income Fund. The following descriptions are qualified by reference to the more detailed descriptions of such arrangements set forth in the Prospectus, provided that the Prospectus may not modify the provisions of this Plan applicable to 12b-1 Plan Fees or any other Class Expenses.

   (a) Class A Shares. Class A Shares of the Equity Funds are subject to an initial sales charge which varies with the size of the purchase, to a maximum of 5.25% of the public offering price. Class A Shares of the Fixed Income Funds and the Tax-Exempt Funds are subject to an initial sales charge which varies with the size of the purchase, to a maximum of 4.25% of the public offering price. Class A Shares of the Enhanced Income Fund are subject to an initial sales charge which varies with the size of the purchase, to a maximum of 1.50% of the public offering price. Reduced sales charges shall apply in certain circumstances. For purchases of $1 million or more of Class A Shares, a contingent deferred sales charge ("CDSC") may apply. Class A Shares of each of the Equity Funds, the Fixed Income Funds, the Tax-Exempt Funds and the Enhanced Income Fund shall be subject to a 12b-1 Plan Fee of up to 0.25% per annum of average daily net assets for distribution services. Class A Shares shall be entitled to the services, including exchange privileges, described in the Prospectus and in section 5 below.

   (b) Class C Shares. Class C Shares are not subject to an initial sales charge, but are subject to a CDSC of 1% of the lower of the purchase price or redemption proceeds if shares are redeemed within 12 months of purchase. The CDSC may be waived in certain circumstances. Class C Shares shall be subject to a 12b-1

   Plan Fee of up to 1.00% per annum of average daily net assets, consisting of up to 0.75% for distribution services and of up to 0.25% for certain shareholder servicing expenses. Class C Shares shall be entitled to the services, including exchange privileges, described in the Prospectus and in section 5 below.

5. Exchange Privileges.

   Subject to the restrictions and conditions set forth in each Relevant Prospectus, a shareholder may exchange shares of one Class of a Fund for shares of the same Class of another Fund or between Investor Shares of an Index Fund and Class A Shares of an Equity Fund, Fixed Income Fund, Tax-Exempt Fund or the Enhanced Income Fund, provided that the amount to be exchanged meets the applicable minimum investment requirements, the exchange is made in states where it is legally authorized and, if an exchange is made from a Class of a Fund that has no sales charge or a lower sales charge to a Class of a Fund that has a higher sales charge, the shareholder shall pay the difference.

6. Quarterly and Annual Reports.

   The Directors shall receive quarterly and annual statements concerning all allocated Class Expenses and distribution and servicing expenditures complying with paragraph (b) (3) (ii) of Rule 12b-1, as it may be amended from time to time. In the statements, only expenditures properly attributable to the sale or servicing of a particular Class of shares will be used to justify any distribution or servicing fee or other expenses charged to that Class. Expenditures not related to the sale or servicing of a particular Class shall not be presented to the Directors to justify any fee attributable to that Class. The statements, including the allocations upon which they are based, shall be subject to the review and approval of the Independent Directors of the Corporation who have no direct or indirect financial interest in the operation of the 12b-1 Plan or in any related agreements in the exercise of their fiduciary duties.

7. Accounting Methodology.

   The following procedures shall be implemented in order to meet the objective of properly allocating income and expenses among the Funds.

   (a) On a daily basis, the fund accountant shall calculate the 12b-1 Plan Fee to be charged to each 12b-1 Class of shares by calculating the average daily net asset value of such shares outstanding and applying the applicable fee rate of the respective Class to the result of that calculation.

   (b) The fund accountant will allocate all other designated Class Expenses, if any, to the respective Classes.

   (c) The fund accountant shall allocate income and Corporation Expenses and Fund Expenses among the respective Classes of shares based on the net asset value of each Class in relation to the net asset value of the Fund for Fund Expenses, and in relation to the net asset value of the Corporation for Corporation Expenses. These calculations shall be based on net asset values for all non-Money Market Funds and the relative value of settled shares for the Money Market Funds.

   (d) The fund accountant shall then complete a worksheet developed for purposes of complying with Section 7 of this Plan, using the allocated income and expense calculations from paragraph (c) above and the additional fees calculated from paragraphs (a) and (b) above.

   (e) The fund accountant shall develop and use appropriate internal control procedures to assure the accuracy of its calculations and the appropriate allocation of income and expenses in accordance with this Plan.

8. Waiver or Reimbursement of Expenses.

   Expenses may be waived or reimbursed by any adviser, sub-adviser, principal underwriter or any other provider of services to the Corporation without the prior approval of the Corporation's Directors.

9. Effectiveness of Plan.

   This Plan shall not take effect until it has been approved by votes of a majority of both (a) the Directors of the Corporation and (b) the Independent Directors. When this Plan takes effect, it shall supersede all previous plans of the Corporation adopted pursuant to Rule 18f-3.

10.Material Modifications.

   This Plan may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval in Section 9 herein.

                                                                  Exhibit 9(qq)

   IN WITNESS WHEREOF, the Corporation, on behalf of the Funds, has adopted this Plan as of the 15th day of November, 2006, to be effective December 29, 2006.

                                           THE BNY HAMILTON FUNDS, INC.

                                           By:    Kevin J. Bannon
                                                  ------------------------------
                                           Title: Chief Executive Officer

                                                                  Exhibit 9(qq)

                            THE BNY HAMILTON FUNDS

          FOURTH AMENDED AND RESTATED RULE 18F-3 MULTIPLE CLASS PLAN

                                  SCHEDULE A

             Name of Fund                      Designated Fund Classes
             ------------               -------------------------------------

 Money Market Funds

 BNY Hamilton Money Fund                Institutional Class, Hamilton Class,
                                        Agency Class, Premier Class, Classic
                                        Class, Retail Class

 BNY Hamilton Treasury Money Fund       Institutional Class, Hamilton Class,
                                        Agency Class, Premier Class, Classic
                                        Class, Retail Class

 BNY Hamilton 100% U.S. Treasury        Institutional Class, Hamilton Class,
 Securities Money Fund                  Agency Class, Premier Class, Classic
                                        Class

 BNY Hamilton U.S. Government Fund      Institutional Class, Hamilton Class,
                                        Agency Class, Premier Class, Classic
                                        Class

 BNY Hamilton Tax-Exempt Money Fund     Institutional Class, Hamilton Class,
                                        Agency Class, Premier Class, Classic
                                        Class, Retail Class

 BNY Hamilton New York Tax-Exempt       Hamilton Class, Premier Class,
 Money Fund                             Classic Class

 Equity Funds

 BNY Hamilton Multi-Cap Equity Fund     Institutional Class, Class A Shares,
                                        Class C Shares

 BNY Hamilton Large Cap Equity Fund     Institutional Class, Class A Shares,
                                        Class C Shares

 BNY Hamilton Large Cap Growth Fund     Institutional Class, Class A Shares,
                                        Class C Shares

 BNY Hamilton Large Cap Value Fund      Institutional Class, Class A Shares,
                                        Class C Shares

 BNY Hamilton Small Cap Growth Fund     Institutional Class, Class A Shares,
                                        Class C Shares

 BNY Hamilton Small Cap Core Equity     Institutional Class, Class A Shares,
 Fund                                   Class C Shares

 BNY Hamilton International Equity Fund Institutional Class, Class A Shares,
                                        Class C Shares

 BNY Hamilton Global Real Estate        Institutional Class, Class A Shares
 Securities Fund

             Name of Fund                      Designated Fund Classes
             ------------               -------------------------------------

 Fixed Income Funds

 BNY Hamilton Intermediate Government   Institutional Class, Class A Shares,
   Fund                                   Class C Shares

 BNY Hamilton Core Bond Fund            Institutional Class, Class A Shares,
                                          Class C Shares

 BNY Hamilton High Yield Fund           Institutional Class, Class A Shares,
                                          Class C Shares

 Tax-Exempt Funds

 BNY Hamilton Intermediate New York     Institutional Class, Class A Shares,
   Tax-Exempt Fund                        Class C Shares

 BNY Hamilton Intermediate Tax-Exempt   Institutional Class, Class A Shares,
   Fund                                   Class C Shares

 Enhanced Income Fund

 BNY Hamilton Enhanced Income Fund      Institutional Class, Class A Shares,
                                          Class C Shares

 Index Funds

 BNY Hamilton S&P 500 Index Fund        Institutional Class, Investor Class

 BNY Hamilton U.S. Bond Market Index    Institutional Class, Investor Class
   Fund

 Municipal Enhanced Yield Fund

 BNY Hamilton Municipal Enhanced Yield  Institutional Class
   Fund

                                       2